Exhibit 15.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No.333-235314 on Form S-8 of our report dated April 3, 2020, relating to the financial statements of GSX Techedu Inc., appearing in this Annual Report on Form 20-F for the year ended December 31, 2019.

/s/ Deloitte Touche Tohmatsu Certified Public Accountants LLP

Beijing, the People’s Republic of China

April 3, 2020